EXHIBIT 5.1

May 30, 2007	Mayer, Brown, Rowe & Maw LLP
71 South Wacker Chicago, Illinois 60606-4637

Main Tel (312) 782-0600
Main Fax (312) 701-7711
Westpac Securitisation Management Pty Limited	www.mayerbrownrowe.com
Level 20, 275 Kent Street
Sydney, New South Wales 2000
Australia

Re:	Legality Opinion-Westpac Securitisation Management Pty Limited

Series 2007-1G WST Trust

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (File No. 333-140399, filed by Westpac Securitisation Management Pty Limited (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) on February 2, 2007 and declared effective on May 11, 2007 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of Series 2007-1G WST Trust Mortgage Backed Floating Rate Notes, Class A2a Notes (the “Offered Notes”). The Offered Notes will be issued by J.P. Morgan Trust Australia Limited, in its capacity as trustee of the Series 2007-1G WST Trust (in such capacity, the “Issuer Trustee”) pursuant to the terms of the Master Trust Deed dated February 14, 1997, the Security Trust Deed, dated May 23, 2007, and the Series Notice (as amended by the Amendment Deed), Note Trust Deed and Agency Agreement, each dated on or about May 29, 2007 (the “Documents”), as more particularly described in the prospectus, dated May 14, 2007 (the “Base Prospectus”), and the prospectus supplement, dated May 24, 2007 (the “Prospectus Supplement”, and, together with the Base Prospectus, the “Prospectus”), relating to the Offered Notes.

We have assumed for the purposes of the opinions set forth below that the Offered Notes will be sold by you for reasonably equivalent consideration. We have also assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. In addition, we have assumed that the parties to the Documents will satisfy their respective obligations thereunder.

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Independent Mexico City Correspondent: Jauregui, Navarrete y Nader S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

Westpac Securitisation Management Pty Limited

May 30, 2007

On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that when the Documents have been duly and validly executed and delivered by the parties thereto, and the Offered Notes have been duly executed and delivered in accordance with the Documents and sold, the Offered Notes will be legally issued, fully paid and non-assessable, and the holders of the Offered Notes will be entitled to the benefits of the Documents, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading “Legal Matters” in the Base Prospectus and the Prospectus Supplement forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the term used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit or otherwise.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP
MAYER, BROWN, ROWE & MAW LLP

JVG/ADH